SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2007

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 363-8000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 2, 2007, Sunrise Telecom Incorporated (the "Company") issued a press release announcing its preliminary, unaudited financial results for the quarter ended September 30, 2007. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On November 2, 2007, the Company issued a press release announcing that it had filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. A copy of this press release is attached as Exhibit 99.2 to this report and incorporated by reference herein.

In accordance with General Instruction B.2, the information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall be deemed "furnished," not "filed," for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in the filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Number	Description

99.1	Press Release issued by the Company dated November 2, 2007, announcing preliminary, unaudited financial results for the quarter ended September 30, 2007.
99.2
Press release issued by the Company dated November 2, 2007, announcing that it had filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: November 7, 2007	By:	/s/ RICHARD D. KENT
Richard D. Kent Chief Financial Officer

3

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by the Company dated November 2, 2007, announcing preliminary, unaudited financial results for the quarter ended September 30, 2007.
99.2
Press release issued by the Company dated November 2, 2007, announcing that it has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Exhibit 99.1

Sunrise Telecom Incorporated
Richard D. Kent                                                Kate Sidorovich
Chief Financial Officer                                                 Investor Relations
(408) 363-8000                                                  (415) 445-3236

SUNRISE TELECOM® REPORTS $23.0 MILLION SALES FOR THIRD QUARTER OF 2007
•	Preliminary GAAP loss from operations of $3.9 million
•	Fourth quarter 2007 sales projected between $23 million and $27 million
•	Backlog at quarter end of $11 million

SAN JOSE, CA, November 2, 2007 - Sunrise Telecom® Incorporated (OTC: SRTI.PK), a leader in test and measurement solutions for today's telecom, wireless and cable networks, today reported sales of $23.0 million for the third quarter of 2007, down 7% compared to $24.8 million in the third quarter of 2006 and down 1% sequentially from $23.2 million in the second quarter of 2007.

Preliminary net loss per share was $(0.06) for the third quarter of 2007, compared to net earnings of $0.02 per share for the third quarter of 2006 and net loss of $(0.05) per share for the second quarter of 2007. Backlog at quarter-end was $11.3 million, compared with $15.9 million at the end of the third quarter of 2006 and $12.4 million at the end of the second quarter of 2007.

“Sales in the third quarter were broad-based, including shipments to new customers and new geographies. The EMEA market was especially strong for us, generating over $10 million in sales, up from $6.8 million last quarter. Strength in EMEA was offset by the softness in the North American market for products targeting access networks,” said Sunrise Telecom President and CEO, Paul Marshall.

“Although we were disappointed with our flat sequential revenues in the third quarter, we remain optimistic about Sunrise Telecom’s growth potential in the emerging areas of the communications test market. We are currently working on a number of potentially large opportunities involving our new products, such as the STT® Metro, the STT xWDM, and the CM2000™. In some cases we have secured standardization wins and begun the initial shipments, in others we are in the final stages of the sales process” concluded Marshall.

Wireline

Wireline product sales were $9.6 million, up 13% year-over-year and 28% sequentially. Wireline revenues were driven by European sales of the SunSet MTT® handhelds targeting the access portion of the network.
Demand for the MTT handhelds also came from second-tier North American carriers, which are now deploying ADSL2+ and VDSL networks.

During the quarter, Sunrise Telecom continued shipments of ADSL2+ modules to a leading French carrier under an earlier standardization win for the MTT platform. Sunrise Telecom achieved deeper penetration of this important account by securing a win for the datacom module on the same platform. Shipments are expected to begin later this year. The company also won a contract for the VDSL-ready MTT product with a major Swiss carrier, further expanding its European customer base.

In the UK, Sunrise Telecom received and shipped a follow-on order for the Ethernet modules on the MTT platform. This carrier customer is deploying networks in new geographic markets and will need to equip its growing technician base with Sunrise Telecom’s product.

Sales of testing solutions for copper networks to North American RBOCs continued to be soft, partially offsetting strong international sales and demand from US competitive local exchange carriers. In the third quarter, Sunrise Telecom shipped approximately $1.0 million of its Home Test Toolkit (HTT®), which was custom designed for an RBOC to facilitate their Fiber-to-the-x (FTTx) strategy.

Broadband Cable

Broadband cable sales were $6.5 million, down 19% year-over-year and 37% relative to the second quarter of 2007 (when Sunrise Telecom shipped approximately $6 million of the CM750™ handhelds that were previously held in backlog). The CM750 is used by one of the major customers of Sunrise Telecom to test digital video over the Fiber to the Premise (FTTP) networks.

During the quarter, Sunrise Telecom commenced shipments of a new product in its CM-family of handhelds, the CM2000. Customer trials of this product began earlier this year, with an official product release announced on October 10, 2007. The CM2000 allows verification and troubleshooting of advanced services over DOCSIS 2.0 networks. The new handheld provides unique upstream/downstream testing capabilities and advanced screen and interface features, explaining its instant success with field technicians during trials. The primary market for the CM2000 is Sunrise Telecom’s current installed base of the CM-series family, which includes all major North American cable operators. In the third quarter, Sunrise Telecom received initial orders for the new product from two large Multiple System Operators (MSOs). The company expects an increase in CM2000 orders in the fourth quarter with continued growth in the first half of 2008.

Fiber Optics

Fiber optics revenues were $4.3 million during the third quarter of 2007, down 38% year-over-year and 14% sequentially. Sales of the Scalable Test Toolkit (STT), which targets a broad range of applications in metro networks, remained lumpy due to the high average selling price of this product. The highlight of the quarter was Sunrise Telecom’s win at a major Tier 1 North American telephone company to support their rollout of ROADM (Reconfigurable Optical Add/Drop Multiplexer) technology, which makes optical networks more efficient and facilitates the backhauling of the triple play services. Although some of the product was shipped during the third quarter, the bulk of the shipments are expected to occur in the fourth quarter of 2007.

During the quarter, Sunrise Telecom began shipments of its STT Ethernet product to another Tier 1 North American carrier that will use it to test 10 Gigabit video distribution networks, as part of their triple-play strategy. Finally, a number of STTs were sold in Europe and Africa through a combination of direct sales and the distribution network.

Continuing demand for SDH testing equipment in the emerging markets and APAC region also contributed to third quarter sales.

Protocol

Protocol products generated third quarter 2007 revenues of $2.6 million, up 92% year-over-year and 563% sequentially. The strength in the third quarter was primarily driven by the delivery of the Traffic Analysis and Monitoring System (TAMS) solution to three European service providers. The TAMS business is gaining momentum, especially in the VoIP and Wireless data service market. The outlook for the next few quarters is promising due to several large TAMS opportunities where Sunrise Telecom is well positioned to be the chosen supplier.

Financial Results Summary

(In thousands, except per share and percentage data, unaudited)

For the Three Months Ended
Sept. 30, 2007

Selected Income Statement Data (preliminary)

Net sales	$22,987
Loss from operations	$(3,887)
Net loss	$(3,248)
Diluted earnings per share	$(0.06)
Shares outstanding (diluted)	51,349
Gross profit percentage	60%

Backlog at end of quarter	$11,309

Selected Consolidated Balance Sheet Data (preliminary)
Sept. 30, 2007

Cash and cash equivalents	$11,116
Short-term investments	3,254
Accounts receivable, net of allowance of $673	16,284
Inventories	19,630
Short-term borrowings and current portion of notes payable	183
Accounts payable	3,034
Other accrued expenses	13,061
Deferred revenue	2,657
Notes payable, less current portion	411

This financial information has not been subjected to completed audit or review procedures, by our independent auditor.

Third Quarter Financial Highlights

In the third quarter of 2007, Sunrise Telecom reported gross margin of 60%, up from 59% in the second quarter of 2007. Sequential margin increase was driven by the specifics of the product mix, including higher contribution of protocol group sales and lower contribution of the CM750 product to total revenues. The positive impact was partially offset by an inventory write-off in the broadband group resulting primarily from the phase-out of older products in the CM family following the introduction of CM2000, the next generation CM-series product. During the quarter, Sunrise Telecom also recorded additional warranty expense in the broadband group, related to new product introduction.

Loss from operations was $3.9 million in the third quarter of 2007. Operating expenses increased by $0.9 million sequentially and by $2.2 million relative to the third quarter of 2006. The increase in operating expenses was driven by legal costs as well as expenses involved in auditing and restating its historical financials. Legal expenses related to the shareholder derivative lawsuit and VeEx litigation were $0.6 million, during the quarter; Audit costs related to the restatement were $0.4 million. Sales and marketing costs were also impacted by Sunrise Telecom’s international activities including the expansion of the company’s direct presence in Europe.
The company expects reduced legal expenditures in the fourth quarter and beyond as a result of ending the VeEX litigation, as previously announced. Sunrise Telecom also plans to review its business for potential cost cutting opportunities to achieve profitability at lower revenue levels.

Outlook

Based on current backlog and order expectations, the company forecasts fourth quarter sales to be in the $23 to $27 million range. The company has released a variety of products and enhancements this year and more are planned for next, giving it a larger set of new revenue streams in leading emerging applications. Major sources of potential new business for the company are the retooling of worldwide networks to support the delivery of triple-play residential services, the rapid expansion of Ethernet technologies to lower the cost of delivering all services over a converged network, and the ever expanding bandwidth of network cores to support the increasing ubiquity of IP-based video delivery.

Said Sunrise Telecom CFO, Rick Kent, “We are concerned with the operating loss incurred in the third quarter. Some of it was related to temporarily inflated legal and audit expenses; however, we are also dissatisfied with the level of recurring operating costs. We are currently reviewing our business model and looking for cost savings as part of our strategic planning and annual budgeting process. Our goal is to streamline our cost structure and deliver sustainable profitability to our shareholders.”

About Sunrise Telecom Incorporated

Sunrise Telecom, a leader in test and measurement solutions for today's telecom, wireless and cable networks. The company's robust portfolio of feature-rich, easy-to-use products enable service providers to deliver premium voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a global network of sales representatives and distributors. For more information, visit http://www.sunrisetelecom.com or email info@sunrisetelecom.com.

SUNRISE TELECOM, the "S" logo, and other trademarks are trademarks of Sunrise Telecom Incorporated and may not be used without permission. Internet Explorer, Windows and Windows CE are registered trademarks of Microsoft Corporation in the United States and other countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, material contained in quotations, sales expectations for the fourth quarter of 2007, and increased demand for some of the company’s products. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: a lack of acceptance or slower than anticipated acceptance for Sunrise Telecom's new or enhanced products and modules; slower than anticipated product development or introduction into the marketplace; unanticipated delays in product delivery schedules; lower than anticipated end-user demand for telecommunications services and a corresponding cutback in spending by customers; increased competitive pressures competition, including from former employees; rapid technological change within the telecommunications industry; Sunrise Telecom's dependence on a limited number of major customers; Sunrise Telecom's dependence on limited source suppliers; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from Sunrise Telecom's lengthy sales cycle; unanticipated difficulties associated with international operations; Sunrise Telecom's ability to manage growth and slowdowns; the unknown effects of management changes; the loss of key personnel; the impact of Sunrise Telecom's review of its stock option grant practices; the ramifications of Sunrise Telecom's inability to file required reports with the SEC on a timely basis; any potential claims or proceedings related to such matters, including stockholder litigation and any action by the SEC; any negative tax or other implications for Sunrise Telecom resulting from accounting adjustments and other factors; and protracted litigation, which could disrupt Sunrise Telecom’s normal business operations. Some of these risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the SEC, including, but not limited to, its 2004 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Investor Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (preliminary)
(In thousands, except per share data, unaudited)

Three Months Ended Sep. 30,

2007

Net sales	$22,987
Cost of sales	9,238
Gross profit	13,749

Operating expenses:
Research and development	5,948
Selling and marketing	7,271
General and administrative	4,417
Total operating expenses	17,636

Loss from operations	(3,887)
Other income, net	1,160

Loss before income taxes	(2,727)
Income tax expense	(521)

Net loss	$(3,248)

Earnings per share:
Basic and diluted	$(0.06)

Shares used in per share computation:
Basic and diluted	51,349

SUNRISE TELECOM INCORPORATED
NET SALES DETAILS (preliminary)
(In thousands, unaudited)

	Three Months Ended
	Sept. 30,		June 30,		Sept. 30,
	2007		2007		2006
By Product:
Wireline access	$9,581	42%	$7,472	32%	$8,485	34%
Cable broadband	6,451	28%	10,290	44%	8,001	32%
Fiber optics	4,337	19%	5,034	22%	6,997	28%
Protocol	2,618	11%	395	2%	1,364	6%
	$22,987		$23,191		$24,847

	Three Months Ended
	Sept. 30,		June 30,		Sept. 30,
	2007		2007		2006
By Region:
North America (United States and Canada)	$10,177	44%	$13,605	58%	$13,673	55%
Asia Pacific	1,656	7%	2,241	10%	5,347	22%
Europe/Africa/Middle East	10,274	45%	6,818	29%	5,273	21%
Latin America	880	4%	658	3%	554	2%
	$22,987		$23,191		$24,847

SUMMARY OF CERTAIN NONCASH EXPENSES (preliminary)
(In thousands, unaudited)

The following expenses are included in the applicable lines of Sunrise Telecom Incorporated’s Condensed Consolidated Statements of Operations, as required by GAAP.

Three Months Ended
Sept. 30,
2007

Share based compensation:
Included in cost of sales	$8
Included in research and development	40
Included in selling and marketing	50
Included in general and administrative	31
$129

Amortization of acquisition-related intangible assets included in general and administrative	$53

Exhibit 99.2

Sunrise Telecom(R) Files Forms 10-K and 10-Q for Fiscal Year 2005

SAN JOSE, Calif., Nov. 2 /PRNewswire-FirstCall/ -- Sunrise Telecom(R) Incorporated (OTC: SRTI), a leader in test and measurement solutions for today's telecom, wireless and cable networks, announced today that it has filed with the Securities and Exchange Commission (the "SEC") its Form 10-K for the fiscal year ended December 31, 2005 and its Form 10-Q for the quarter ended September 30, 2005. The Form 10-K reflects restatements of Sunrise Telecom's consolidated balance sheet as of December 31, 2004 and the consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the two-year period ended December 31, 2004, each of the quarters of 2004 and the first two quarters of 2005. Sunrise Telecom's decision to restate was based on the results of a voluntary investigation of its historical stock option granting practices that was conducted by management under the direction of the Audit Committee of the Board of Directors and on the company's identification of an error in the method used to calculate its reserve for excess or obsolete inventory, as well as other adjustments relating to income taxes. As a result of the restatement, Sunrise Telecom recorded additional non-cash expenses of approximately $7.0 million in total. The filings can be found on the SEC's website at http://www.sec.gov.

The Company remains committed to filing its remaining past due periodic reports with the SEC as quickly as possible.

About Sunrise Telecom Incorporated

Sunrise Telecom is a leader in test and measurement solutions for today's telecom, wireless and cable networks. The company's robust portfolio of feature-rich, easy-to-use products enable service providers to deliver premium voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a global network of sales representatives and distributors. For more information, visit http://www.sunrisetelecom.com or email info@sunrisetelecom.com.

SUNRISE TELECOM, the "S" logo, and other trademarks are trademarks of Sunrise Telecom Incorporated and may not be used without permission. Internet Explorer, Windows and Windows CE are registered trademarks of Microsoft Corporation in the United States and other countries.

SOURCE Sunrise Telecom Incorporated

CONTACT: Richard D. Kent, Chief Financial Officer, +1-408-363-8000, or

investor relations, Kate Sidorovich, +1-415-445-3236, both of Sunrise Telecom Incorporated